2019 Q1
Management Report

May 1, 2019

Contents

Related Information

The following commentary is provided by management and should be referenced in conjunction with PDF Solutions' first quarter for fiscal year 2019 financial results press release available on its Investor Relations website at http://www.pdf.com/financial-news. These remarks represent management's current views of the Company's financial and operational performance and are provided to give investors and analysts further insight into its performance in advance of the earnings call webcast. The Company disclaims any duty to update this information for future events.

PDF Solutions Reports First Quarter Results

Q1 2019 Key Metrics

Revenue: $20.5M

GAAP Gross margin: 62%

Non-GAAP Gross margin: 67%

GAAP EPS: ($0.08)

Non-GAAP EPS: $0.03

Operating Cash Flow: ($0.2M)

Capital Expenditures: $2.4M

FINANCIAL RESULTS SUMMARY

- Total revenues for the first fiscal quarter of 2019 were $20.5 million, up 4% from $19.7 million for the fourth fiscal quarter of 2018.
- Solutions revenue for the first fiscal quarter of 2019 was $16.7 million, up 32% from $12.7 million for the fourth fiscal quarter of 2018.
- Gainshare performance incentives revenue for the first fiscal quarter of 2019 was $3.9 million, down 45% from $7.1 million for the fourth fiscal quarter of 2018.

Revenue Detail – Quarterly Q1 2018 Through Q1 2019

Revenue by Type

	Q1'18	Q2'18	Q3'18	Q4'18	Q1'19
Solutions Revenue	$18,190	$15,266	$13,976	$12,650	$16,661
% of Total	74%	72%	69%	64%	81%
Gainshare performance	$6,547	$5,853	$6,237	$7,075	$3,880
% of Total	26%	28%	31%	36%	19%
Total revenues	$24,737	$21,119	$20,213	$19,725	$20,541
GAAP Gross Margin	54%	48%	47%	51%	62%
Non-GAAP Gross Margin	59%	54%	52%	55%	67%

Revenue by Geography

	Q1'18	Q2'18	Q3'18	Q4'18	Q1'19
North America (US/Canada)	10.1M	9.1M	8.4M	6.8M	9.3M
% of Total	41%	42%	41%	34%	45%
Europe	3.8M	3.4M	2.8M	3.1M	3.6M
% of Total	15%	16%	14%	16%	18%
APAC	10.8M	8.6M	9.0M	9.8M	7.6M
% of Total	44%	41%	44%	50%	37%
Total revenues	$24.7M	$21.1M	$20.2M	$19.7M	$20.5M

Recent Accomplishments

Operating Highlights

- Acquired the assets of StreamMosaic, Inc., a privately-held provider of AI and ML to the semiconductor market;
- Commercially deployed the new pdFasTest® F380+ at a key customer, which provides improved test capabilities for companies designing and manufacturing emerging memories (PCM, MRAM and ReRAM);
- Finalized plans with a major Asian fabless company to include DFI instrumentation on an advanced node design;
- Closed multiple million-dollar Exensio® Yield and Control contracts at key semiconductor companies in North America, Europe, and at a Top-5 Asian foundry, in one instance displacing a major commercial competitor;
- Entered into several Big Data analytics pilot projects at Top-20 semiconductor companies in North America and Japan; and
- Completed a major contract extension with a leading fabless company to bring up a product at an advanced node in a new foundry.

Key Financial & Operating Metrics - Quarterly Q1 2018 Through Q1 2019

Key Financial & Operating Metrics

(in thousands, except share data, which is in millions, and percentages)

	Q1'18	Q2'18	Q3'18	Q4'18	Q1'19
Revenue	$24,737	$21,119	$20,213	$19,725	$20,541
GAAP Gross Margin	54%	48%	47%	51%	62%
Non-GAAP Gross Margin	59%	54%	52%	55%	67%
Outstanding Debt	$0	$0	$0	$0	$0
Operating Cash Flow	$3,252	$6,467	($676)	$4,295	($151)
Capital Expenditures (CAPEX)	$2,447	$2,363	$3,937	$4,369	$2,357
$ Shares Repurchased	$4,123	$1,126	$0	$0	$3,916
Days Sales Outstanding (DSO)	127	131	135	135	150
Avg. Weighted Shares Out	32.2	32.0	32.2	32.3	32.5
Effective Tax Rate	47%	17%	21%	11%	4%

PDF/SOLUTIONS®

GAAP / Non-GAAP Presentation

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), the Company also provides certain non-GAAP financial measures. Non-GAAP net income (loss) excludes the effects of non-recurring items (including severance payments, restructuring charges, write-down in value of property and equipment, and adjustment to contingent consideration related to acquisition), stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjusts for the non-cash portion of income taxes. These non-GAAP financial measures are used by management internally to measure the Company's profitability and performance. PDF Solutions' management believes that these non-GAAP measures provide useful supplemental measures to investors regarding the Company's ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of certain non-recurring items) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Management uses these non-GAAP financial measures internally to measure profitability and performance; these non-GAAP measures are presented here to give investors an opportunity to see the Company's financial results as viewed by management. A detailed reconciliation of the adjustments made to comparable GAAP measures is included herein.

Reconciliation of GAAP to Non-GAAP Net Income (Loss)

(in thousands, except for shares and per share amounts)

	Q1'18	Q2'18	Q3'18	Q4'18	Q1'19
GAAP net loss	(424)	(2,096)	(2,082)	$ (3,114)	$ (2,691)
Adjustments to reconcile GAAP net loss to non-GAAP net income (loss):					
Stock-based compensation expense	2,856	2,701	2,268	2,470	3,476
Amortization of acquired technology	144	143	144	144	144
Amortization of other acquired intangible assets	109	108	108	109	108
Restructuring charges and severance payment	283	—	48	576	92
Write-down in value of property and equipment	—	—	—	227	—
Adjustment to contingent consideration related to acquisition	—	—	—	90	—
Tax impact of adjustments	(748)	(96)	(281)	(868)	(287)
Non-GAAP net income (loss)	2,220	760	205	$ (366)	842
GAAP net loss per diluted share	$ (0.01)	$ (0.07)	$ (0.06)	$ (0.10)	$ (0.08)
Non-GAAP net income (loss) per diluted share	$ 0.07	$ 0.02	$ 0.01	$ (0.01)	$ 0.03
Shares used in diluted shares calculation	32,645	32,304	32,385	$ 32,476	33,022

PDF/SOLUTIONS

Reconciliation of GAAP to Non-GAAP Spending by Function

(in thousands)

	Q1'18	Q2'18	Q3'18	Q4'18	Q1'19
Cost of Solutions - GAAP	$ 11,482	$ 10,917	$ 10,683	$ 9,721	$ 7,867
Adjustments to reconcile GAAP Cost of Solutions to non-GAAP Cost of Solutions:					
Stock-based compensation expense	(1,013)	(968)	(787)	(786)	(860)
Amortization of acquired technology	(144)	(144)	(144)	(144)	(144)
Severance payments	(209)	—	(48)	—	—
Cost of Solutions - Non-GAAP	$ 10,116	$ 9,805	$ 9,705	$ 8,791	$ 6,863
Research & Development - GAAP	$ 7,245	$ 7,100	$ 6,755	$ 6,898	$ 8,246
Adjustments to reconcile GAAP R&D to non-GAAP R&D:					
Stock-based compensation expense	(879)	(845)	(725)	(811)	(1,718)
Severance payments	(74)	—	—	—	—
Write-down in value of property and equipment	—	—	—	(227)	—
Adjustment to contingent consideration related to acquisition	—	—	—	(90)	—
Research & Development - Non-GAAP	$ 6,292	$ 6,255	$ 6,030	$ 5,770	$ 6,528
Selling, General, & Administrative - GAAP	$ 6,375	$ 5,919	$ 5,507	$ 6,133	$ 7,011
Adjustments to reconcile GAAP SG&A to non-GAAP SG&A:					
Stock-based compensation expense	(963)	(888)	(756)	(873)	(898)
Selling, General, & Administrative - Non-GAAP	$ 5,412	$ 5,031	$ 4,751	$ 5,260	$ 6,113